UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☑ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
CENVEO, INC.

(Name of Registrant as Specified in its Charter)

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FOR IMMEDIATE RELEASE	INVESTORS:
Michel P. Salbaing
Senior Vice President & CFO
Cenveo, Inc.
303-790-8023
michel.salbaing@cenveo.com

MEDIA:
Kathy Hedin
Director of Communications
Cenveo, Inc.
303-566-7494
Abernathy MacGregor
Rhonda Barnat/Mike Pascale
212-371-5999
CENVEO CEO JIM MALONE SENDS LETTER TO STOCKHOLDERS
Says “We are moving in the right direction aggressively implementing cost-cutting and other initiatives”
Calls on Stockholders to Reject Burton Proposals
ENGLEWOOD, Co., August 11, 2005 — Cenveo™, Inc. (NYSE: CVO) today sent a letter from James R. Malone, President and Chief Executive Officer, to stockholders urging their support at the upcoming Special Meeting of Stockholders, scheduled for September 14, 2005. A copy of the letter follows:
Dear Fellow Stockholder:
As the recently appointed President and Chief Executive Officer of Cenveo, I am writing to ask for your support at the upcoming Special Meeting of Stockholders, scheduled for September 14, 2005.
At this critical time in Cenveo’s history, a dissident group led by Robert Burton has called a Special Meeting seeking to replace your Board with his hand-picked nominees, and to install three of Mr. Burton’s children in senior management positions. Mr. Burton is attempting to take control of your Company without giving you, the stockholders of Cenveo, any immediate value in return. I urge you to reject Mr. Burton’s proposals and to act now to protect the value of your investment by signing, dating and returning the enclosed GOLD proxy card today.
We are moving in the right direction and are aggressively implementing cost-cutting and other value-enhancing initiatives. Don’t stop the progress we are making for you.
CENVEO IS MOVING IN THE RIGHT DIRECTION
Since being named as Chief Executive in June, I have worked closely with your Board and management to see that changes necessary to restore Cenveo to profitability are successfully implemented. I have a strong track record of delivering results and shareholder value and was hired to lead change at Cenveo. At the same time, an aggressive and thorough review and evaluation of all strategic alternatives available to the Company—including the possibility of a sale or merger—is ongoing.
I have spent many hours meeting with Cenveo’s stockholders, employees and customers around the country. I am pleased to tell you that I have found enthusiasm about Cenveo’s future everywhere I travel. Without question, Cenveo is a dynamic company with substantial prospects to enhance value for all stockholders.
MY FOCUS IS ON STOCKHOLDER VALUE
With the full support of your Board, my first action upon taking office was to immediately implement a critical analysis of Cenveo’s operations. You should know that we have already identified $55 million in annualized cost savings that will be in place by January 1, 2006. We are moving quickly to streamline management functions and reduce operating expenses, while working to increase top-line revenue growth. At the same time, we have begun an operational transformation that will improve the Company’s ability to serve its clients, strengthen its position in the industry, and in the end, maximize its value to you, its owners.
     These initiatives include:
•	Streamlining management—Our management realignment has put senior management in closer touch with both operations and our customers. Reporting lines have been shortened, and operating unit presidents now report directly to me.

•	Consolidating facilities and office space—Headquarters staff has been downsized and overhead substantially reduced, with a move to smaller, less expensive office space planned by year-end.

•	Discontinuing unnecessary programs and activities—I have recently discontinued all programs and activities that do not support Cenveo’s high level of corporate governance or do not serve our customers. This cost reduction is in the best interest of our stockholders and is being aggressively implemented.
As a result of these initiatives, Cenveo expects to enter 2006 with an annual EBITDA run rate of $190 million, a substantial upward adjustment.
MR. BURTON’S “PLAN”

Mr. Burton has said that he has a “detailed plan” for Cenveo, yet continues to keep that “plan” secret from investors. Furthermore, Mr. Burton and his group have not expressed any support for Cenveo’s value-maximizing initiatives. From my perspective, it appears that Mr. Burton has no real plan at all.
I urge you to consider your own best interests. Remember, Burton is not offering to pay a control premium. He is not offering to buy your shares. Instead, he is seeking to gain control by installing himself as chief executive officer, installing his associates as directors and his children into important management positions. Election of his slate will trigger change of control provisions in certain of our debt agreements at a substantial cost to the Company. I believe it is essential that you reject Mr. Burton’s effort to take over Cenveo without paying anything to its stockholders. Instead, I urge you to support our efforts to maximize value for all stockholders.
PROTECT THE VALUE OF YOUR INVESTMENT—
VOTE THE GOLD PROXY TODAY!
The future of Cenveo is in your hands, and your vote is extremely important. I urge you to vote AGAINST Proposals 1 through 5, and FOR Cenveo’s director nominees in Proposal 6, by signing, dating and returning the enclosed GOLD proxy card today.
I urge you to disregard Mr. Burton’s white proxy card. If you have previously returned a white proxy card, you have every legal right to change your vote by signing, dating, and returning the enclosed GOLD proxy card today. Only your latest-dated proxy counts.
On behalf of all members of the Cenveo team, thank you for your support. We look forward to continuing to communicate with you in the coming weeks. Please be assured that with the support of your Board and management team, I am fully committed to taking all steps necessary to protect and enhance the value of your investment in Cenveo.
Sincerely,

James R. Malone
President and Chief Executive Officer

IMPORTANT
If your shares are held in your own name, please sign, date and return the enclosed GOLD proxy card today. If your shares are held in “Street-Name,”
only your broker or bank can vote your shares and only upon your specific instructions. Please return the enclosed GOLD proxy card to your broker or bank and contact the person responsible for your account to ensure that a
GOLD proxy is voted on your behalf.
If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, New York 10022
TOLL-FREE: (888) 750-5834
Banks and Brokers call collect: (212) 750-5833

If you have any questions about our proxy solicitation or need additional information about the Cenveo stockholder meeting, please call Innisfree M&A Incorporated at the phone numbers listed below.
501 Madison Avenue, 20th Floor
New York, NY 10022

STOCKHOLDERS CALL TOLL FREE: (888) 750-5834
BANKS AND BROKERS CALL COLLECT: (212) 750-5833
YOUR VOTE IS VERY IMPORTANT
PLEASE SIGN, DATE AND RETURN THIS GOLD PROXY CARD
TODAY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO
ATTEND THE SPECIAL MEETING.

▼ PLEASE DETACH HERE AND RETURN ▼

YOUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “AGAINST” PROPOSALS 1 THROUGH 5.

1.	Amendment of Bylaws to Permit Stockholders to Set Board of Directors Size	AGAINST ☐	FOR ☐	ABSTAIN ☐

2.	Repeal of Bylaws Requiring Vacancies to Be Filled By Remaining Directors	AGAINST ☐	FOR ☐	ABSTAIN ☐

3.	Removal Without Cause of All Persons Currently Serving As Directors of Cenveo	AGAINST ☐	FOR ☐	ABSTAIN ☐

4.	In the Event That Proposal 1 Passes, Set Board of Directors Size to Seven Directors	AGAINST ☐	FOR ☐	ABSTAIN ☐

5.	Repeal of Bylaw Amendments Passed Following April 17, 2005	AGAINST ☐	FOR ☐	ABSTAIN ☐
YOUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” OUR NOMINEES IN PROPOSAL 6.
6.	In the Event That Proposal 3 Passes, Election of the Following Director Nominees of Cenveo:

Nominees are:		1. Thomas E. Costello 2. Paul F. Kocourek 3. James R. Malone 4. Martin J. Maloney 5. David M. Olivier	6. Jerome W. Pickholz 7. Alister W. Reynolds 8. Susan O. Rheney 9. Wellington E. Webb
	☐	FOR ALL

	☐	FOR ALL, except nominee(s) indicated below

	☐	WITHHOLD ALL

Date	, 2005

Signature

Signature

Title(s)

NOTE: Please sign exactly as name or names appear on this proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

▼PLEASE DETACH HERE AND RETURN▼
GOLD PROXY CARD
CENVEO, INC.
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE CENVEO’S BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 14, 2005.
The undersigned hereby appoints Susan O. Rheney, James R. Malone, and Mark L. Zoeller, and each of them, as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Cenveo, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Wednesday, September 14, 2005, at 7:00 AM, local time, at The Manor House Restaurant, 1 Manor House Road, Littleton, Colorado, or at any adjournments or postponements of the meeting, as directed, upon the matters set forth in the Cenveo Proxy Statement and upon such other matters as may properly come before the Special Meeting.
Signing, dating and returning Cenveo’s proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxycard.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED AGAINST APPROVAL OF PROPOSALS 1 THROUGH 5 AND FOR THE CURRENT DIRECTORS OF CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES THE PROXY WILL BE VOTED ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

About Cenveo, Inc.
Cenveo, Inc. (NYSE: CVO), www.cenveo.com, is one of North America’s leading providers of visual communications with one-stop services from design through fulfillment. The Company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The Company’s broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In 2004 and 2005, Cenveo was voted among Fortune Magazine’s Most Admired Companies in the printing and publishing category and has consistently earned one of the highest Corporate Governance Quotients by Institutional Shareholder Services. The Company is headquartered in Englewood, Colorado.
Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.
Important Information
On August 5, 2005, Cenveo, Inc. filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A in connection with a special meeting of its shareholders. Cenveo’s shareholders are strongly encouraged to read carefully the definitive proxy statement, because it contains important information.
Free copies of the definitive proxy statement are available at the SEC’s web site at www.sec.gov, at the Cenveo’s web site at www.cenveo.com, or by directing requests to Cenveo’s proxy solicitor, Innisfree M&A Incorporated, toll free at 1-888 750-5834.
Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which are subject to risks and uncertainties, including without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company’s strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and the first six months of 2005, (4) the majority of Company’s sales are not subject to long-term contracts, (5) the impact of a new CEO and changes in management and strategic direction that may be made, (6) the impact of a special shareholders’ meeting to be held September 14, 2005 called by a dissident shareholder group to replace the current board of directors, (7) the ability to effectively execute cost reduction programs and management reorganizations, (8) the industry is extremely competitive due to over capacity, (9) the impact of the Internet and other electronic media on the demand for envelopes and printed material, (10) postage rates and other changes in the direct mail industry, (11) environmental laws may affect the Company’s business, (12) the ability to retain key management personnel, (13) compliance with recently enacted and proposed changes in laws and regulations affecting public companies could be burdensome and expensive, (14) the ability to successfully identify, manage and integrate possible future acquisitions, (15) dependence on suppliers and the costs of paper and other raw materials and the ability to pass paper price increases onto customers, (16) the ability to meet customer demand for additional value-added products and services, (17) changes in interest rates and currency exchange rates of the Canadian dollar, (18) the ability to manage operating expenses, (19) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (20) the ability to timely or adequately respond to technological changes in the Company’s industry.
These risks and uncertainties are also set forth under Management’s Discussion and Analysis of Results of Operations and Financial Condition in the Cenveo, Inc. Annual Report for the fiscal year ended December 31, 2004, and in the Company’s other SEC filings. A copy of the annual report is available on the Company’s website at http://www.cenveo.com .
None of management’s statements in this release should be considered an offer to sell or a solicitation of an offer to buy Cenveo securities.